SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 16, 2005	Commission File Number 000-26076

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Cockeysville, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2005, our wholly owned subsidiary, Sinclair Properties, LLC entered an asset purchase agreement (the “Station Purchase Agreement”) with BlueStone Television, Inc. pursuant to which BlueStone Television, Inc. will acquire WEMT-TV (the “Station”) in Tri-Cities, Tennessee and an asset purchase agreement (the “License Purchase Agreement” and together with the Station Purchase Agreement, the “Purchase Agreements”) with Aurora Broadcasting, Inc. pursuant to which Aurora Broadcasting, Inc. will acquire the WEMT-TV FCC license assets (the “License Assets”).

The Station was sold for a purchase price of $5.6 million less the sum of certain outstanding obligations and liabilities at the closing date.  The License Assets will be sold for a purchase price of $1.4 million less the sum of certain outstanding obligations and liabilities at the closing date.  Upon transfer of the Station, we will operate the Station under certain interim operating agreements with BlueStone Television, Inc. until the License Assets have been transferred to Aurora Broadcasting, Inc.

The Purchase Agreements contain customary representations and warranties, closing and termination provisions.  The closing relating to the Station assets occurred upon entry into the Station Purchase Agreement.  The closing of the acquisition of the License Assets is subject to the satisfaction of a number of customary conditions, including receiving regulatory approval of the Department of Justice and the Federal Communications Commission (the “FCC”) and is expected to close during 2005.  Either party has the right to terminate the License Purchase Agreement if the closing does not occur on or before May 16, 2008, however, that right will be suspended until May 16, 2015 if the failure to receive FCC approval is the cause of the delay in closing.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Purchase Agreements and the transactions contemplated by the Purchase Agreements. The foregoing description is qualified in its entirety by reference to the Purchase Agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1 Asset Purchase Agreement (dated May 16, 2005) between Bluestone Television Inc. and Sinclair Properties, LLC.

Exhibit 10.2 Asset Purchase Agreement (dated May 16, 2005) among Aurora Broadcasting, Inc., Sinclair Properties, LLC, and WEMT Licensee L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek
	Name:	David R. Bochenek
	Title:	Chief Accounting Officer

Dated: May 20, 2005